UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2020

Fortress Transportation and Infrastructure Investors LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37386	32-0434238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 AVENUE OF THE AMERICAS, 45TH FLOOR, New York, New York 10105
(Address of Principal Executive Offices) (Zip Code)

(212) 798-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common shares, $0.01 par value per share	FTAI	New York Stock Exchange
8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares	FTAI PR A	New York Stock Exchange
8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares	FTAI PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 9, 2020, Fortress Transportation and Infrastructure Investors LLC (the “Company”) announced that it is commencing an offering of $400.0 million aggregate principal amount of additional 6.50% senior notes due 2025 (the “Additional Notes”) in a private offering, subject to market and other conditions.  There are $450.0 million 6.50% senior notes due 2025 outstanding as of the date hereof.

The Company intends to use the net proceeds from the offering to purchase, repurchase, redeem or otherwise refinance $300.0 million in aggregate principal amount of its 6.75% Senior Notes due 2022 (“2022 Notes”), including 2022 Notes validly tendered and accepted for purchase by the Company in the Tender Offer (as defined below), and to pay accrued and unpaid interest, premiums, fees and expenses in connection therewith.  Any additional net proceeds will be used for general corporate purposes, which may include the funding of future acquisitions and investments, including aviation investments.

The Additional Notes will be offered in the United States to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States under Regulation S under the Securities Act. The Additional Notes will not be registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On December 9, 2020, the Company also announced that it is commencing a cash tender offer (the “Tender Offer”) for up to $300.0 million aggregate principal amount (as may be increased by the Company) of 2022 Notes. The Tender Offer is subject to the terms and conditions described in the offer to purchase and related letter of transmittal delivered to the holders of the 2022 Notes on December 9, 2020, including the condition that the Company has received at least $300.0 million in aggregate gross proceeds from one or more offerings of debt securities on terms reasonably acceptable to the Company.  The Tender Offer will expire at 11:59 p.m., New York City time, on January 7, 2021, unless extended or earlier terminated by the Company.  A copy of the press release announcing the Tender Offer is attached hereto as Exhibit 99.1.

Assuming $300.0 million in aggregate principal amount of 2022 Notes are accepted for purchase in the Tender Offer and such 2022 Notes are validly tendered at or prior to the early tender date described in the related offer to purchase, the aggregate total consideration payable in respect of the 2022 Notes pursuant to the Tender Offer (including the payment of accrued and unpaid interest in connection therewith) would be approximately $311.1 million.  As a result, based on such assumptions, the Company expects to incur a related one-time charge in the fourth quarter of 2020.

The information in this Form 8-K filed pursuant to Item 8.01 does not constitute a notice of redemption under the optional redemption provisions of the indenture (and supplement thereto) governing the 2022 Notes nor an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated December 9, 2020, issued by Fortress Transportation and Infrastructure Investors LLC
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

Cautionary Language Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the consummation of the offering or the Company’s anticipated use of the net proceeds from the offering. Forward-looking statements are not statements of historical fact but instead are based on our present beliefs and assumptions and on information currently available to the Company. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this communication are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us, that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including, but not limited to, the risk factors set forth in Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as supplemented by the Company’s subsequently filed Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

By:	/s/ Scott Christopher
Name:	Scott Christopher
Title:	Chief Financial Officer

Date: December 9, 2020